Bank of Hawaii Corporation Third Quarter 2015 Financial Results

•	Diluted Earnings Per Share $0.79

•	Net Income $34.3 Million

•	Board of Directors Declares Dividend of $0.45 Per Share

FOR IMMEDIATE RELEASE

HONOLULU, HI (October 26, 2015) -- Bank of Hawaii Corporation (NYSE: BOH) today reported diluted earnings per share of $0.79 for the third quarter of 2015, down from $0.95 in the second quarter of 2015 and $0.95 in the third quarter of 2014. Net income for the third quarter of 2015 was $34.3 million, down from net income of $41.2 million in the previous quarter and $41.8 million in the same quarter last year. The decrease was primarily due to the previously announced impairment charges totaling $6.5 million, net of tax, related to the decision to dispose of all of its remaining aircraft leases. Table 3b summarizes the components of the impairment charges.

"Bank of Hawaii’s operating results were strong in the third quarter of 2015, excluding the one-time impact of the aircraft impairment charges," said Peter S. Ho, Chairman, President and CEO.  “Loan balances grew 3.5 percent from the previous quarter and average deposits grew 1.1 percent.  Asset quality continued to be strong during the quarter and our core expenses were well controlled.”

The return on average assets for the third quarter of 2015 was 0.89 percent, down from 1.10 percent in the previous quarter and 1.15 percent in the same quarter last year. The return on average equity for the third quarter of 2015 was 12.45 percent, down from 15.33 percent for the second quarter of 2015 and 15.57 percent in the third quarter of 2014. The efficiency ratio for the third quarter of 2015 was 65.12 percent compared with 58.16 percent in the previous quarter and 57.74 percent in the same quarter last year. Adjusted for the lease impairment charges, the return on average assets for the third quarter of 2015 was 1.06 percent, the return on average equity was 14.80 percent, and the efficiency ratio was 58.0 percent.

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Bank of Hawaii Corporation Third Quarter 2015 Financial Results     Page 2

For the nine-month period ended September 30, 2015, net income was $117.9 million, a decrease from net income of $121.9 million for the same period last year. Diluted earnings per share were $2.71 for the nine-month period in 2015 compared with diluted earnings per share of $2.75 for the same period in 2014. The 2015 year-to-date return on average assets was 1.05 percent compared with 1.15 percent for the same period in 2014. The 2015 year-to-date return on average equity was 14.62 percent compared with 15.53 percent for the nine months ended September 30, 2014. The efficiency ratio for the nine-month period ended September 30, 2015 was 60.47 percent compared with 58.88 percent for the same period last year. Adjusted for the lease impairment charges, the return on average assets for the nine-month period ended September 30, 2015 was 1.10 percent, the return on average equity was 15.42 percent, and the efficiency ratio was 58.15 percent.

Financial Highlights

Net interest income, on a taxable equivalent basis, for the third quarter of 2015 was $100.9 million, up slightly from net interest income of $100.8 million in the second quarter of 2015 and up from net interest income of $98.3 million in the third quarter of 2014. Net interest income for the nine-month period in 2015 was $301.4 million compared with net interest income of $291.6 million for the same period in 2014. Analyses of the changes in net interest income are included in Tables 8a, 8b, and 8c.

The net interest margin was 2.77 percent for the third quarter of 2015, a 4 basis point decrease from the net interest margin of 2.81 percent in the second quarter of 2015, and an 8 basis point decrease from the net interest margin of 2.85 percent in the third quarter of 2014. The net interest margin for the first nine months of 2015 was 2.79 percent compared with 2.86 percent for the same nine-month period last year.

The Company did not record a provision for credit losses during the nine-month period ended September 30, 2015. The first nine months of 2014 included a negative provision for credit losses of $4.9 million. The negative provision reflected continued strength of the credit risk profile, several large commercial loan recoveries, as well as a reduction of $2.7 million in the specific reserve related to one commercial client during the third quarter of 2014.

Noninterest income was $43.2 million in the third quarter of 2015, down from $45.9 million in the second quarter of 2015 and down from $45.0 million in the third quarter of 2014. Noninterest income in the third quarter of 2015 included a $1.0 million estimated loss on the pending sale of an aircraft lease. See Table 3b. Noninterest income in the third quarter of 2014 included a net gain of $1.9 million resulting from the sale of 23,000 Visa Class B shares. There were no sales of Visa Class B shares in the second or third quarters of 2015.  Noninterest income for the nine-months ended September 30, 2015 was $141.5 million compared with noninterest income of $134.2 million for the same period in 2014. The increase was primarily due to the timing of Visa Class B shares sales and an increase in mortgage banking income.

Noninterest expense was $91.9 million in the third quarter of 2015, up from $83.6 million in the previous quarter and up from $81.0 million in the same quarter last year. The increase was primarily due to a $9.5 million impairment of the residual values on aircraft in which the leases have expired. See Table 3b. Noninterest expense for the nine-months ended September 30, 2015 was $262.4 million, compared with noninterest expense of $245.7 million for the same period in 2014. The increase was primarily due to the impairment charges, higher separation expense, an increase in compensation related to higher business activity, and an increase in amortization expense related to our solar energy partnership investments. An analysis of noninterest expenses related to salaries and benefits is included in Table 9.

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Bank of Hawaii Corporation Third Quarter 2015 Financial Results              Page 3

The effective tax rate for the third quarter of 2015 was 30.37 percent compared with 31.56 percent in the previous quarter and 32.59 percent during the same quarter last year. Taxes for the third quarter of 2015 included a benefit of $4.0 million related to the aircraft impairment charges. See Table 3b. The effective tax rate for the nine-month period ended September 30, 2015 was 31.28 percent compared to 30.93 percent for the same period last year.

The Company’s business segments are defined as Retail Banking, Commercial Banking, Investment Services, and Treasury & Other. Results are determined based on the Company’s internal financial management reporting process and organizational structure. Selected financial information for the business segments is included in Tables 13a and 13b.

Asset Quality

The Company’s overall asset quality remained strong during the third quarter of 2015. Total non-performing assets were $29.5 million at September 30, 2015, flat with non-performing assets of $29.5 million at June 30, 2015 and down from non-performing assets of $33.3 million at September 30, 2014. As a percentage of total loans and leases and foreclosed real estate, non-performing assets were 0.38 percent at September 30, 2015, down from 0.40 percent at June 30, 2015 and 0.50 percent at September 30, 2014.
Accruing loans and leases past due 90 days or more were $8.1 million at September 30, 2015, down from $9.7 million at June 30, 2015 and $9.1 million at September 30, 2014. Restructured loans and leases not included in non-accrual loans or accruing loans past due 90 days or more were $49.5 million at September 30, 2015 compared with $48.3 million at June 30, 2015 and $45.2 million at September 30, 2014. More information on non-performing assets and accruing loans and leases past due 90 days or more is presented in Table 11.
Net loans and leases charged off during the third quarter of 2015 were $2.0 million or 0.10 percent annualized of total average loans and leases outstanding. Loan and lease charge-offs of $4.4 million during the quarter were partially offset by recoveries of $2.4 million. Net charge-offs during the second quarter of 2015 were $1.5 million or 0.08 percent annualized of total average loans and leases outstanding and were comprised of $3.5 million in charge-offs partially offset by recoveries of $2.0 million. Net charge-offs during the third quarter of 2014 were $0.8 million or 0.05 percent annualized of total average loans and leases outstanding and were comprised of $3.7 million in charge-offs partially offset by recoveries of $2.9 million. Net charge-offs in the nine-month period ended September 30, 2015 were $4.7 million, or 0.09 percent annualized of total average loans and leases outstanding compared with net charge-offs of $0.2 million, or 0.00 percent annualized of total average loans and leases outstanding for the same period in 2014.

The allowance for loan and lease losses was reduced to $104.0 million at September 30, 2015. The ratio of the allowance for loan and lease losses to total loans and leases outstanding was 1.35 percent at September 30, 2015, a decrease of 8 basis points from the previous quarter and commensurate with continued improvements in credit quality and the Hawaii economy. The reserve for unfunded commitments at September 30, 2015 was $6.1 million. Details of loan and lease charge-offs, recoveries and the components of the total reserve for credit losses are summarized in Table 12.

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Bank of Hawaii Corporation Third Quarter 2015 Financial Results      Page 4

Other Financial Highlights

Total assets were $15.16 billion at September 30, 2015, down slightly from total assets of $15.25 billion at June 30, 2015 and up from $14.51 billion at September 30, 2014. Average total assets were $15.22 billion during the third quarter of 2015, up from $15.04 billion during the previous quarter and $14.37 billion during the same quarter last year.

The investment securities portfolio was $6.40 billion at September 30, 2015, down from $6.47 billion at June 30, 2015 and $6.78 billion at September 30, 2014. The portfolio remains largely comprised of securities issued by U. S. government agencies and included $4.12 billion in securities held to maturity and $2.28 billion in securities available for sale at September 30, 2015.

Total loans and leases increased to $7.69 billion at September 30, 2015, up from $7.43 billion at June 30, 2015 and $6.61 billion at September 30, 2014. Average total loans and leases were $7.55 billion during the third quarter of 2015, up from $7.30 billion during the second quarter of 2015 and $6.49 billion during the same quarter last year. The commercial loan portfolio increased to $3.12 billion at the end of the quarter, up from commercial loans of $3.04 billion at the end of the previous quarter, and up from $2.73 billion at the end of the same quarter last year. Total consumer loans increased to $4.57 billion at the end of the third quarter of 2015, up from $4.39 billion at the end of the second quarter of 2015, and up from $3.88 billion at the end of the third quarter of 2014. Loan and lease portfolio balances are summarized in Table 10.

Total deposits were $12.94 billion at September 30, 2015, down from $13.09 billion at June 30, 2015, and up from $12.36 billion at September 30, 2014. Average total deposits were $13.01 billion during the third quarter of 2015, up from $12.86 billion during the previous quarter and $12.20 billion during the same quarter last year.

During the third quarter of 2015, the Company repurchased 226.0 thousand shares of common stock at a total cost of $14.5 million under its share repurchase program. The average cost was $64.25 per share repurchased. From the beginning of the share repurchase program initiated during July 2001 through September 30, 2015, the Company has repurchased 52.6 million shares and returned $2.0 billion to shareholders at an average cost of $37.24 per share. Remaining buyback authority under the share repurchase program was $36.9 million at September 30, 2015. From October 1 through October 23, 2015, the Company repurchased an additional 63.0 thousand shares of common stock at an average cost of $64.47 per share.

Total shareholders’ equity was $1.10 billion at September 30, 2015, compared with $1.08 billion at June 30, 2015, and $1.06 billion at September 30, 2014. The Tier 1 Capital Ratio was 14.11 percent at the end of the third quarter of 2015 compared with 14.47 percent at the end of the second quarter of 2015 and 15.32 percent at the end of the same quarter last year. The Tier 1 leverage ratio at September 30, 2015 was 7.18 percent compared with 7.21 percent at June 30, 2015 and 7.19 percent at September 30, 2014.

The Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share on the Company’s outstanding shares. The dividend will be payable on December 14, 2015 to shareholders of record at the close of business on November 30, 2015.

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Bank of Hawaii Corporation Third Quarter 2015 Financial Results      Page 5

Hawaii Economy

General economic conditions in Hawaii continued to remain positive during the third quarter of 2015 due to an active construction industry, stable tourism, low unemployment, and a strong real estate market.  For the first eight months of 2015, total visitor spending increased 3.1 percent and total visitor arrivals increased 4.1 percent compared to the same period in 2014.  The statewide seasonally-adjusted unemployment rate was 3.4 percent in September 2015 compared to 5.1 percent nationally.  For the first nine months of 2015, the volume of single-family home sales on Oahu increased 4.9 percent and the volume of condominium sales on Oahu increased 5.1 percent compared with the same period in 2014.  The median price of single-family homes on Oahu increased 4.0 percent and the median price of condominiums on Oahu increased 1.4 percent for the first nine months of 2015 compared to the same nine-month period in 2014.  As of September 30, 2015, months of inventory of single-family homes and condominiums on Oahu remained low at 3.2 months and 3.5 months, respectively.  More information on current Hawaii economic trends is presented in Table 15.

Conference Call Information

The Company will review its third quarter 2015 financial results today at 2:00 p.m. Eastern Time (8:00 a.m. Hawaii Time). The conference call will be accessible via teleconference and via the Investor Relations link of Bank of Hawaii Corporation’s web site, www.boh.com. The toll-free number is 1 (877) 783-7534 in the United States and 1 (530) 379-4714 for international callers. Use the pass code “Bank of Hawaii” to access the call. A replay will be available for one week beginning approximately 11:00 a.m. Hawaii Time on Monday, October 26, 2015. The replay number is 1 (855) 859-2056 in the United States and 1 (404) 537-3406 from international locations. In addition to the toll-free numbers listed above, participants can also call 1 (800) 585-8367 to access the replay. Enter the pass code 56039793 when prompted. A replay will also be available on the Company's website, www.boh.com.

Forward-Looking Statements

This news release, and other statements made by the Company in connection with it may contain "forward-looking statements", such as forecasts of our financial results and condition, expectations for our operations and business prospects, and our assumptions used in those forecasts and expectations.  Do not unduly rely on forward-looking statements.  Actual results might differ significantly from our forecasts and expectations because of a variety of factors. More information about these factors is contained in Bank of Hawaii Corporation's Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the U.S. Securities and Exchange Commission.  We have not committed to update forward-looking statements to reflect later events or circumstances.

Bank of Hawaii Corporation is a regional financial services company serving businesses, consumers, and governments in Hawaii, American Samoa, and the West Pacific. The Company’s principal subsidiary, Bank of Hawaii, was founded in 1897 and is the largest independent financial institution in Hawaii. For more information about Bank of Hawaii Corporation, see the Company’s web site, www.boh.com.

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Bank of Hawaii Corporation and Subsidiaries
Financial Highlights					Table 1
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2015	2015	2014	2015	2014
For the Period:
Operating Results
Net Interest Income	$97,891	$97,782	$95,379	$292,443	$283,024
Provision for Credit Losses	—	—	(2,665)	—	(4,864)
Total Noninterest Income	43,221	45,925	44,950	141,453	134,199
Total Noninterest Expense	91,888	83,574	81,030	262,377	245,659
Net Income	34,276	41,154	41,769	117,872	121,851
Basic Earnings Per Share	0.79	0.95	0.95	2.72	2.77
Diluted Earnings Per Share	0.79	0.95	0.95	2.71	2.75
Dividends Declared Per Share	0.45	0.45	0.45	1.35	1.35

Performance Ratios
Return on Average Assets	0.89%	1.10%	1.15%	1.05%	1.15%
Return on Average Shareholders' Equity	12.45	15.33	15.57	14.62	15.53
Efficiency Ratio [1]	65.12	58.16	57.74	60.47	58.88
Net Interest Margin [2]	2.77	2.81	2.85	2.79	2.86
Dividend Payout Ratio [3]	56.96	47.37	47.37	49.63	48.74
Average Shareholders' Equity to Average Assets	7.18	7.16	7.41	7.15	7.38

Average Balances
Average Loans and Leases	$7,545,985	$7,300,506	$6,488,780	$7,301,656	$6,290,548
Average Assets	15,220,660	15,038,500	14,372,375	15,069,405	14,221,143
Average Deposits	13,008,890	12,863,274	12,200,654	12,887,019	12,016,485
Average Shareholders' Equity	1,092,592	1,076,467	1,064,589	1,077,828	1,048,924

Per Share of Common Stock
Book Value	$25.34	$24.88	$24.04	$25.34	$24.04
Tangible Book Value	24.61	24.15	23.32	24.61	23.32
Market Value
Closing	63.49	66.68	56.81	63.49	56.81
High	69.00	68.10	60.75	69.00	61.73
Low	58.53	58.70	55.55	53.90	53.45

		September 30,	June 30,	December 31,	September 30,
		2015	2015	2014	2014
As of Period End:
Balance Sheet Totals
Loans and Leases		$7,689,772	$7,428,438	$6,897,589	$6,606,350
Total Assets		15,164,123	15,248,043	14,787,208	14,510,166
Total Deposits		12,936,962	13,090,695	12,633,089	12,361,441
Other Debt		270,801	170,816	173,912	173,926
Total Shareholders' Equity		1,098,354	1,082,939	1,055,086	1,057,413

Asset Quality
Non-Performing Assets		$29,545	$29,450	$30,082	$33,307
Allowance for Loan and Lease Losses		104,038	106,006	108,688	110,362
Allowance to Loans and Leases Outstanding		1.35%	1.43%	1.58%	1.67%

Capital Ratios
Common Equity Tier 1 Capital Ratio [4]		14.11%	14.47%	n/a	n/a
Tier 1 Capital Ratio [4]		14.11	14.47	14.69%	15.32%
Total Capital Ratio [4]		15.37	15.72	15.94	16.57
Tier 1 Leverage Ratio [4]		7.18	7.21	7.13	7.19
Total Shareholders' Equity to Total Assets		7.24	7.10	7.14	7.29
Tangible Common Equity to Tangible Assets [5]		7.05	6.91	6.94	7.09
Tangible Common Equity to Risk-Weighted Assets [4,5]		13.78	14.03	14.46	15.23

Non-Financial Data
Full-Time Equivalent Employees		2,154	2,166	2,161	2,170
Branches		72	71	74	74
ATMs		455	455	459	459

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and total noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.
[3] Dividend payout ratio is defined as dividends declared per share divided by basic earnings per share.
[4] Capital ratios as of September 30, 2015 and June 30, 2015 calculated under Basel III rules, which became effective January 1, 2015.
[5] Tangible common equity to tangible assets and tangible common equity to risk-weighted assets are Non-GAAP financial measures. See Table 2 “Reconciliation of Non-GAAP Financial Measures."

Bank of Hawaii Corporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures					Table 2
		September 30,	June 30,	December 31,	September 30,
(dollars in thousands)		2015	2015	2014	2014
Total Shareholders' Equity		$1,098,354	$1,082,939	$1,055,086	$1,057,413
Less:	Goodwill	31,517	31,517	31,517	31,517
Tangible Common Equity		$1,066,837	$1,051,422	$1,023,569	$1,025,896

Total Assets		$15,164,123	$15,248,043	$14,787,208	$14,510,166
Less:	Goodwill	31,517	31,517	31,517	31,517
Tangible Assets		$15,132,606	$15,216,526	$14,755,691	$14,478,649

Risk-Weighted Assets, determined in accordance
	with prescribed regulatory requirements [1]	$7,740,028	$7,495,744	$7,077,035	$6,737,853

Total Shareholders' Equity to Total Assets		7.24%	7.10%	7.14%	7.29%
Tangible Common Equity to Tangible Assets (Non-GAAP)		7.05%	6.91%	6.94%	7.09%

Tier 1 Capital Ratio [1]		14.11%	14.47%	14.69%	15.32%
Tangible Common Equity to Risk-Weighted Assets (Non-GAAP) [1]		13.78%	14.03%	14.46%	15.23%

[1] Risk-weighted assets and capital ratios were calculated under Basel III rules, which became effective January 1, 2015.

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Income					Table 3a
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands, except per share amounts)	2015	2015	2014	2015	2014
Interest Income
Interest and Fees on Loans and Leases	$75,874	$73,565	$68,089	$220,400	$197,433
Income on Investment Securities
Available-for-Sale	10,192	10,273	10,286	30,663	31,743
Held-to-Maturity	20,689	22,832	26,067	67,928	80,894
Deposits	2	2	3	7	7
Funds Sold	291	268	176	818	481
Other	312	310	302	924	906
Total Interest Income	107,360	107,250	104,923	320,740	311,464
Interest Expense
Deposits	2,410	2,405	2,391	7,183	7,142
Securities Sold Under Agreements to Repurchase	6,307	6,440	6,523	19,118	19,385
Funds Purchased	3	3	3	9	10
Other Debt	749	620	627	1,987	1,903
Total Interest Expense	9,469	9,468	9,544	28,297	28,440
Net Interest Income	97,891	97,782	95,379	292,443	283,024
Provision for Credit Losses	—	—	(2,665)	—	(4,864)
Net Interest Income After Provision for Credit Losses	97,891	97,782	98,044	292,443	287,888
Noninterest Income
Trust and Asset Management	11,907	12,355	11,716	36,442	35,573
Mortgage Banking	3,291	3,469	1,646	8,453	5,455
Service Charges on Deposit Accounts	8,669	8,203	9,095	25,409	26,611
Fees, Exchange, and Other Service Charges	13,340	13,352	13,390	39,589	39,699
Investment Securities Gains, Net	24	86	1,858	10,341	6,097
Annuity and Insurance	1,721	1,885	2,348	5,650	6,401
Bank-Owned Life Insurance	1,609	2,088	1,644	5,431	4,765
Other	2,660	4,487	3,253	10,138	9,598
Total Noninterest Income	43,221	45,925	44,950	141,453	134,199
Noninterest Expense
Salaries and Benefits	46,576	47,610	45,530	143,966	137,508
Net Occupancy	7,403	8,605	9,334	25,341	28,005
Net Equipment	4,804	4,826	4,473	14,918	13,745
Data Processing	3,920	3,673	3,665	11,366	11,156
Professional Fees	2,258	2,265	1,835	6,857	6,708
FDIC Insurance	2,139	2,068	1,750	6,347	5,881
Other	24,788	14,527	14,443	53,582	42,656
Total Noninterest Expense	91,888	83,574	81,030	262,377	245,659
Income Before Provision for Income Taxes	49,224	60,133	61,964	171,519	176,428
Provision for Income Taxes	14,948	18,979	20,195	53,647	54,577
Net Income	$34,276	$41,154	$41,769	$117,872	$121,851
Basic Earnings Per Share	$0.79	$0.95	$0.95	$2.72	$2.77
Diluted Earnings Per Share	$0.79	$0.95	$0.95	$2.71	$2.75
Dividends Declared Per Share	$0.45	$0.45	$0.45	$1.35	$1.35
Basic Weighted Average Shares	43,181,233	43,305,813	43,859,396	43,290,137	44,034,047
Diluted Weighted Average Shares	43,427,730	43,518,349	44,088,553	43,514,898	44,250,033

Bank of Hawaii Corporation and Subsidiaries
Aircraft Impairment	Table 3b
Three Months Ended
September 30,
(dollars in thousands)	2015
Noninterest Income
Estimated Loss on Pending Sale of Aircraft Lease	$(1,019)
Noninterest Expense
Estimated Impairment of Residual Value on Aircraft in which Leases have Matured	9,453
Loss Before Income Tax Benefit	(10,472)
Income Tax Benefit	3,999
Impact on Net Income	$(6,473)

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Comprehensive Income					Table 4
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2015	2015	2014	2015	2014
Net Income	$34,276	$41,154	$41,769	$117,872	$121,851
Other Comprehensive Income (Loss), Net of Tax:
Net Unrealized Gains (Losses) on Investment Securities	7,051	(7,610)	403	4,735	15,291
Defined Benefit Plans	219	220	157	659	469
Total Other Comprehensive Income (Loss)	7,270	(7,390)	560	5,394	15,760
Comprehensive Income	$41,546	$33,764	$42,329	$123,266	$137,611

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Condition				Table 5
	September 30,	June 30,	December 31,	September 30,
(dollars in thousands)	2015	2015	2014	2014
Assets
Interest-Bearing Deposits in Other Banks	$3,609	$3,420	$2,873	$3,883
Funds Sold	274,873	602,598	360,577	377,303
Investment Securities
Available-for-Sale	2,279,722	2,275,361	2,289,190	2,220,913
Held-to-Maturity (Fair Value of $4,181,613; $4,240,732; $4,504,495; and $4,576,396)	4,121,768	4,199,121	4,466,679	4,557,614
Loans Held for Sale	3,222	18,483	5,136	2,382
Loans and Leases	7,689,772	7,428,438	6,897,589	6,606,350
Allowance for Loan and Lease Losses	(104,038)	(106,006)	(108,688)	(110,362)
Net Loans and Leases	7,585,734	7,322,432	6,788,901	6,495,988
Total Earning Assets	14,268,928	14,421,415	13,913,356	13,658,083
Cash and Due from Banks	208,601	150,874	172,126	172,386
Premises and Equipment, Net	108,987	108,439	109,854	107,560
Accrued Interest Receivable	47,512	44,475	44,654	46,641
Foreclosed Real Estate	1,392	1,989	2,311	3,562
Mortgage Servicing Rights	23,301	23,426	24,695	25,559
Goodwill	31,517	31,517	31,517	31,517
Bank-Owned Life Insurance	266,568	265,133	262,807	261,862
Other Assets	207,317	200,775	225,888	202,996
Total Assets	$15,164,123	$15,248,043	$14,787,208	$14,510,166

Liabilities
Deposits
Noninterest-Bearing Demand	$4,102,713	$4,156,847	$3,832,943	$3,824,544
Interest-Bearing Demand	2,631,542	2,699,517	2,559,570	2,369,434
Savings	5,016,462	5,044,711	4,806,575	4,738,364
Time	1,186,245	1,189,620	1,434,001	1,429,099
Total Deposits	12,936,962	13,090,695	12,633,089	12,361,441
Funds Purchased	8,459	8,459	8,459	8,459
Securities Sold Under Agreements to Repurchase	632,138	672,310	688,601	700,203
Other Debt	270,801	170,816	173,912	173,926
Retirement Benefits Payable	54,978	55,181	55,477	35,152
Accrued Interest Payable	5,869	5,254	5,148	6,086
Taxes Payable and Deferred Taxes	25,294	26,244	27,777	42,468
Other Liabilities	131,268	136,145	139,659	125,018
Total Liabilities	14,065,769	14,165,104	13,732,122	13,452,753
Shareholders' Equity
Common Stock ($.01 par value; authorized 500,000,000 shares;
issued / outstanding: September 30, 2015 - 57,749,071 / 43,342,940;
June 30, 2015 - 57,745,324 / 43,535,020; December 31, 2014 - 57,634,755 / 43,724,208;
and September 30, 2014 - 57,633,855 / 43,993,729)	575	575	574	573
Capital Surplus	539,112	536,782	531,932	529,530
Accumulated Other Comprehensive Loss	(21,292)	(28,562)	(26,686)	(16,063)
Retained Earnings	1,293,416	1,278,672	1,234,801	1,213,339
Treasury Stock, at Cost (Shares: September 30, 2015 - 14,406,131; June 30, 2015 - 14,210,304;
December 31, 2014 - 13,910,547; and September 30, 2014 - 13,640,126)	(713,457)	(704,528)	(685,535)	(669,966)
Total Shareholders' Equity	1,098,354	1,082,939	1,055,086	1,057,413
Total Liabilities and Shareholders' Equity	$15,164,123	$15,248,043	$14,787,208	$14,510,166

Bank of Hawaii Corporation and Subsidiaries
Consolidated Statements of Shareholders' Equity							Table 6
				Accum.
				Other
				Compre-
				hensive
Common Shares		Common	Capital	Income	Retained	Treasury
(dollars in thousands)	Outstanding	Stock	Surplus	(Loss)	Earnings	Stock	Total
Balance as of December 31, 2014	43,724,208	$574	$531,932	$(26,686)	$1,234,801	$(685,535)	$1,055,086
Net Income	—	—	—	—	117,872	—	117,872
Other Comprehensive Income	—	—	—	5,394	—	—	5,394
Share-Based Compensation	—	—	5,698	—	—	—	5,698
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	246,851	1	1,482	—	(376)	11,011	12,118
Common Stock Repurchased	(628,119)	—	—	—	—	(38,933)	(38,933)
Cash Dividends Declared ($1.35 per share)	—	—	—	—	(58,881)	—	(58,881)
Balance as of September 30, 2015	43,342,940	$575	$539,112	$(21,292)	$1,293,416	$(713,457)	$1,098,354

Balance as of December 31, 2013	44,490,385	$572	$522,505	$(31,823)	$1,151,754	$(631,032)	$1,011,976
Net Income	—	—	—	—	121,851	—	121,851
Other Comprehensive Income	—	—	—	15,760	—	—	15,760
Share-Based Compensation	—	—	5,831	—	—	—	5,831
Common Stock Issued under Purchase and Equity
Compensation Plans and Related Tax Benefits	314,579	1	1,194	—	(318)	7,976	8,853
Common Stock Repurchased	(811,235)	—	—	—	—	(46,910)	(46,910)
Cash Dividends Declared ($1.35 per share)	—	—	—	—	(59,948)	—	(59,948)
Balance as of September 30, 2014	43,993,729	$573	$529,530	$(16,063)	$1,213,339	$(669,966)	$1,057,413

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis								Table 7a
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2015			June 30, 2015			September 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.4	$—	0.22%	$3.5	$—	0.17%	$4.1	$—	0.24%
Funds Sold	508.2	0.3	0.22	473.5	0.3	0.22	326.2	0.2	0.21
Investment Securities
Available-for-Sale
Taxable	1,524.4	6.5	1.69	1,558.6	6.5	1.68	1,508.0	6.6	1.75
Non-Taxable	719.4	5.8	3.19	725.8	5.8	3.17	704.0	5.7	3.22
Held-to-Maturity
Taxable	3,953.3	19.1	1.93	4,006.4	21.3	2.12	4,390.2	24.4	2.23
Non-Taxable	247.3	2.4	3.93	248.2	2.4	3.93	250.9	2.5	3.95
Total Investment Securities	6,444.4	33.8	2.09	6,539.0	36.0	2.20	6,853.1	39.2	2.29
Loans Held for Sale	13.4	0.1	3.82	11.1	0.1	3.66	2.0	—	4.03
Loans and Leases [1]
Commercial and Industrial	1,166.7	9.3	3.15	1,156.3	9.1	3.16	980.8	8.9	3.61
Commercial Mortgage	1,568.2	15	3.79	1,499.7	14.4	3.85	1,350.6	13.3	3.89
Construction	124.5	1.5	4.93	126.0	1.5	4.85	126.2	1.3	4.20
Commercial Lease Financing	216.2	1.9	3.50	225.1	2.0	3.47	235.1	2.0	3.33
Residential Mortgage	2,832.4	28.8	4.07	2,736.2	28.3	4.14	2,396.7	25.3	4.22
Home Equity	961.3	8.6	3.58	906.8	8.1	3.60	823.3	8.1	3.92
Automobile	359.2	4.7	5.18	344.4	4.5	5.20	296.6	4.0	5.29
Other [2]	317.5	6.1	7.60	306.0	5.7	7.51	279.5	5.2	7.45
Total Loans and Leases	7,546.0	75.9	4.00	7,300.5	73.6	4.04	6,488.8	68.1	4.18
Other	37.5	0.3	3.33	51.6	0.3	2.40	71.4	0.3	1.69
Total Earning Assets [3]	14,552.9	110.4	3.02	14,379.2	110.3	3.07	13,745.6	107.8	3.13
Cash and Due from Banks	131.6			125.8			152.4
Other Assets	536.2			533.5			474.4
Total Assets	$15,220.7			$15,038.5			$14,372.4

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,622.4	0.2	0.03	$2,611.9	0.2	0.03	$2,417.4	0.2	0.03
Savings	5,067.8	1.1	0.09	5,023.5	1.1	0.09	4,591.4	1.0	0.09
Time	1,201.3	1.1	0.36	1,256.6	1.1	0.35	1,440.1	1.2	0.34
Total Interest-Bearing Deposits	8,891.5	2.4	0.11	8,892.0	2.4	0.11	8,448.9	2.4	0.11
Short-Term Borrowings	8.5	—	0.14	8.5	—	0.14	9.3	—	0.14
Securities Sold Under Agreements to Repurchase	643.3	6.3	3.84	672.2	6.5	3.79	715.6	6.5	3.57
Other Debt	223.2	0.8	1.34	173.9	0.6	1.43	173.8	0.6	1.44
Total Interest-Bearing Liabilities	9,766.5	9.5	0.38	9,746.6	9.5	0.39	9,347.6	9.5	0.40
Net Interest Income		$100.9			$100.8			$98.3
Interest Rate Spread			2.64%			2.68%			2.73%
Net Interest Margin			2.77%			2.81%			2.85%
Noninterest-Bearing Demand Deposits	4,117.4			3,971.3			3,751.8
Other Liabilities	244.2			244.1			208.4
Shareholders' Equity	1,092.6			1,076.5			1,064.6
Total Liabilities and Shareholders' Equity	$15,220.7			$15,038.5			$14,372.4

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $3,035,000, $3,008,000 and $2,873,000 for the three months ended
September 30, 2015, June 30, 2015, and September 30, 2014, respectively.

Bank of Hawaii Corporation and Subsidiaries
Average Balances and Interest Rates - Taxable-Equivalent Basis						Table 7b
	Nine Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2014
	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$3.3	$—	0.27%	$4.6	$—	0.20%
Funds Sold	488.8	0.8	0.22	301.9	0.5	0.21
Investment Securities
Available-for-Sale
Taxable	1,547.8	19.5	1.68	1,527.2	20.7	1.81
Non-Taxable	722.8	17.2	3.18	694.4	16.9	3.24
Held-to-Maturity
Taxable	4,032.8	63.2	2.09	4,465.2	76.0	2.27
Non-Taxable	248.2	7.3	3.93	251.7	7.5	3.96
Total Investment Securities	6,551.6	107.2	2.18	6,938.5	121.1	2.33
Loans Held for Sale	9.2	0.3	3.72	3.3	0.1	4.43
Loans and Leases [1]
Commercial and Industrial	1,151.3	27.2	3.16	951.8	24.8	3.48
Commercial Mortgage	1,506.3	43.0	3.82	1,301.3	38.6	3.97
Construction	118.2	4.2	4.75	109.0	3.6	4.35
Commercial Lease Financing	222.4	5.8	3.46	240.6	5.1	2.81
Residential Mortgage	2,734.0	84.6	4.13	2,336.1	75.1	4.29
Home Equity	915.8	24.9	3.63	803.8	23.7	3.94
Automobile	345.1	13.5	5.21	280.3	11.2	5.33
Other [2]	308.6	17.3	7.49	267.6	15.3	7.66
Total Loans and Leases	7,301.7	220.5	4.03	6,290.5	197.4	4.19
Other	51.6	0.9	2.39	74.1	0.9	1.63
Total Earning Assets [3]	14,406.2	329.7	3.05	13,612.9	320.0	3.14
Cash and Due from Banks	131.3			144.5
Other Assets	531.9			463.7
Total Assets	$15,069.4			$14,221.1

Interest-Bearing Liabilities
Interest-Bearing Deposits
Demand	$2,604.0	0.6	0.03	$2,367.8	0.5	0.03
Savings	5,011.2	3.3	0.09	4,549.4	2.9	0.09
Time	1,278.1	3.3	0.35	1,440.1	3.7	0.35
Total Interest-Bearing Deposits	8,893.3	7.2	0.11	8,357.3	7.1	0.11
Short-Term Borrowings	8.5	—	0.14	9.5	—	0.14
Securities Sold Under Agreements to Repurchase	664.4	19.1	3.79	766.4	19.4	3.34
Other Debt	190.5	2.0	1.39	174.6	1.9	1.45
Total Interest-Bearing Liabilities	9,756.7	28.3	0.38	9,307.8	28.4	0.40
Net Interest Income		$301.4			$291.6
Interest Rate Spread			2.67%			2.74%
Net Interest Margin			2.79%			2.86%
Noninterest-Bearing Demand Deposits	3,993.7			3,659.2
Other Liabilities	241.2			205.2
Shareholders' Equity	1,077.8			1,048.9
Total Liabilities and Shareholders' Equity	$15,069.4			$14,221.1

[1] Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.
[3] Interest income includes taxable-equivalent basis adjustments, based upon a federal statutory tax rate of 35%, of $8,921,000 and $8,571,000 for the nine months ended
September 30, 2015 and September 30, 2014, respectively.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8a
	Three Months Ended September 30, 2015
	Compared to June 30, 2015
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Investment Securities
Available-for-Sale
Taxable	$(0.1)	$0.1	$—
Non-Taxable	(0.1)	0.1	—
Held-to-Maturity
Taxable	(0.3)	(1.9)	(2.2)
Total Investment Securities	(0.5)	(1.7)	(2.2)
Loans and Leases
Commercial and Industrial	0.2	—	0.2
Commercial Mortgage	0.8	(0.2)	0.6
Commercial Lease Financing	(0.1)	—	(0.1)
Residential Mortgage	1.0	(0.5)	0.5
Home Equity	0.5	—	0.5
Automobile	0.2	—	0.2
Other [2]	0.3	0.1	0.4
Total Loans and Leases	2.9	(0.6)	2.3
Other	(0.1)	0.1	—
Total Change in Interest Income	2.3	(2.2)	0.1

Change in Interest Expense:
Securities Sold Under Agreements to Repurchase	(0.3)	0.1	(0.2)
Other Debt	0.2	—	0.2
Total Change in Interest Expense	(0.1)	0.1	—

Change in Net Interest Income	$2.4	$(2.3)	$0.1

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8b
	Three Months Ended September 30, 2015
	Compared to September 30, 2014
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.1	$—	$0.1
Investment Securities
Available-for-Sale
Taxable	0.1	(0.2)	(0.1)
Non-Taxable	0.1	—	0.1
Held-to-Maturity
Taxable	(2.3)	(3.0)	(5.3)
Non-Taxable	—	(0.1)	(0.1)
Total Investment Securities	(2.1)	(3.3)	(5.4)
Loans Held for Sale	0.1	—	0.1
Loans and Leases
Commercial and Industrial	1.6	(1.2)	0.4
Commercial Mortgage	2.1	(0.4)	1.7
Construction	—	0.2	0.2
Commercial Lease Financing	(0.2)	0.1	(0.1)
Residential Mortgage	4.4	(0.9)	3.5
Home Equity	1.2	(0.7)	0.5
Automobile	0.8	(0.1)	0.7
Other [2]	0.8	0.1	0.9
Total Loans and Leases	10.7	(2.9)	7.8
Other	(0.2)	0.2	—
Total Change in Interest Income	8.6	(6.0)	2.6

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	—	0.1
Time	(0.2)	0.1	(0.1)
Total Interest-Bearing Deposits	(0.1)	0.1	—
Securities Sold Under Agreements to Repurchase	(0.7)	0.5	(0.2)
Other Debt	0.2	—	0.2
Total Change in Interest Expense	(0.6)	0.6	—

Change in Net Interest Income	$9.2	$(6.6)	$2.6

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Analysis of Change in Net Interest Income - Taxable-Equivalent Basis			Table 8c
	Nine Months Ended September 30, 2015
	Compared to September 30, 2014
(dollars in millions)	Volume [1]	Rate [1]	Total
Change in Interest Income:
Funds Sold	$0.3	$—	$0.3
Investment Securities
Available-for-Sale
Taxable	0.3	(1.5)	(1.2)
Non-Taxable	0.7	(0.4)	0.3
Held-to-Maturity
Taxable	(7.0)	(5.8)	(12.8)
Non-Taxable	(0.1)	(0.1)	(0.2)
Total Investment Securities	(6.1)	(7.8)	(13.9)
Loans Held for Sale	0.2	—	0.2
Loans and Leases
Commercial and Industrial	4.9	(2.5)	2.4
Commercial Mortgage	5.9	(1.5)	4.4
Construction	0.3	0.3	0.6
Commercial Lease Financing	(0.4)	1.1	0.7
Residential Mortgage	12.4	(2.9)	9.5
Home Equity	3.1	(1.9)	1.2
Automobile	2.5	(0.2)	2.3
Other [2]	2.3	(0.3)	2.0
Total Loans and Leases	31.0	(7.9)	23.1
Other	(0.3)	0.3	—
Total Change in Interest Income	25.1	(15.4)	9.7

Change in Interest Expense:
Interest-Bearing Deposits
Demand	0.1	—	0.1
Savings	0.3	0.1	0.4
Time	(0.4)	—	(0.4)
Total Interest-Bearing Deposits	—	0.1	0.1
Securities Sold Under Agreements to Repurchase	(2.8)	2.5	(0.3)
Other Debt	0.2	(0.1)	0.1
Total Change in Interest Expense	(2.6)	2.5	(0.1)

Change in Net Interest Income	$27.7	$(17.9)	$9.8

[1] The change in interest income and expense not solely due to changes in volume or rate has been allocated on a pro-rata basis to the volume and rate columns.
[2] Comprised of other consumer revolving credit, installment, and consumer lease financing.

Bank of Hawaii Corporation and Subsidiaries
Salaries and Benefits					Table 9
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2015	2015	2014	2015	2014
Salaries	$28,905	$28,214	$28,990	$85,033	$85,448
Incentive Compensation	4,223	4,959	4,242	13,696	12,832
Share-Based Compensation	2,616	2,751	2,226	7,712	6,466
Commission Expense	1,639	1,927	1,283	5,158	3,448
Retirement and Other Benefits	4,064	4,117	4,056	12,912	12,853
Payroll Taxes	2,200	2,278	2,162	8,063	7,909
Medical, Dental, and Life Insurance	2,870	2,449	2,557	8,503	7,902
Separation Expense	59	915	14	2,889	650
Total Salaries and Benefits	$46,576	$47,610	$45,530	$143,966	$137,508

Bank of Hawaii Corporation and Subsidiaries
Loan and Lease Portfolio Balances					Table 10
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2015	2015	2015	2014	2014
Commercial
Commercial and Industrial	$1,169,817	$1,173,259	$1,141,408	$1,055,243	$991,157
Commercial Mortgage	1,622,119	1,528,685	1,477,902	1,437,513	1,373,289
Construction	129,254	118,714	111,381	109,183	132,097
Lease Financing	202,055	222,113	224,419	226,189	232,381
Total Commercial	3,123,245	3,042,771	2,955,110	2,828,128	2,728,924
Consumer
Residential Mortgage	2,875,605	2,787,847	2,699,434	2,571,090	2,444,989
Home Equity	993,817	931,191	884,742	866,688	838,206
Automobile	367,640	352,128	339,686	323,848	306,003
Other [1]	329,465	314,501	299,656	307,835	288,228
Total Consumer	4,566,527	4,385,667	4,223,518	4,069,461	3,877,426
Total Loans and Leases	$7,689,772	$7,428,438	$7,178,628	$6,897,589	$6,606,350

Deposits
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2015	2015	2015	2014	2014
Consumer	$6,254,862	$6,221,691	$6,220,391	$6,092,929	$5,972,435
Commercial	5,397,857	5,524,153	5,444,814	5,163,352	5,070,080
Public and Other	1,284,243	1,344,851	1,314,411	1,376,808	1,318,926
Total Deposits	$12,936,962	$13,090,695	$12,979,616	$12,633,089	$12,361,441

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More					Table 11
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2015	2015	2015	2014	2014
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial
Commercial and Industrial	$8,532	$8,299	$8,641	$9,088	$8,952
Commercial Mortgage	1,058	716	732	745	1,366
Total Commercial	9,590	9,015	9,373	9,833	10,318
Consumer
Residential Mortgage	14,749	14,918	14,344	14,841	16,756
Home Equity	3,814	3,528	2,965	3,097	2,671
Total Consumer	18,563	18,446	17,309	17,938	19,427
Total Non-Accrual Loans and Leases	28,153	27,461	26,682	27,771	29,745
Foreclosed Real Estate	1,392	1,989	2,095	2,311	3,562
Total Non-Performing Assets	$29,545	$29,450	$28,777	$30,082	$33,307

Accruing Loans and Leases Past Due 90 Days or More
Commercial
Commercial and Industrial	$—	$750	$—	$2	$14
Total Commercial	—	750	—	2	14
Consumer
Residential Mortgage	5,060	4,789	3,914	4,506	4,819
Home Equity	1,396	2,395	2,425	2,596	2,816
Automobile	631	323	537	616	612
Other [1]	1,058	1,395	1,078	941	842
Total Consumer	8,145	8,902	7,954	8,659	9,089
Total Accruing Loans and Leases Past Due 90 Days or More	$8,145	$9,652	$7,954	$8,661	$9,103
Restructured Loans on Accrual Status
and Not Past Due 90 Days or More	$49,506	$48,339	$46,639	$45,474	$45,169
Total Loans and Leases	$7,689,772	$7,428,438	$7,178,628	$6,897,589	$6,606,350

Ratio of Non-Accrual Loans and Leases to Total Loans and Leases	0.37%	0.37%	0.37%	0.40%	0.45%

Ratio of Non-Performing Assets to Total Loans and Leases
and Foreclosed Real Estate	0.38%	0.40%	0.40%	0.44%	0.50%

Ratio of Commercial Non-Performing Assets to Total Commercial
Loans and Leases and Commercial Foreclosed Real Estate	0.31%	0.32%	0.34%	0.38%	0.42%

Ratio of Consumer Non-Performing Assets to Total Consumer Loans
and Leases and Consumer Foreclosed Real Estate	0.44%	0.45%	0.44%	0.47%	0.56%

Ratio of Non-Performing Assets and Accruing Loans and Leases
Past Due 90 Days or More to Total Loans and Leases
and Foreclosed Real Estate	0.49%	0.53%	0.51%	0.56%	0.64%

Quarter to Quarter Changes in Non-Performing Assets
Balance at Beginning of Quarter	$29,450	$28,777	$30,082	$33,307	$34,389
Additions	4,427	1,909	621	1,885	2,565
Reductions
Payments	(1,191)	(1,020)	(1,427)	(1,822)	(2,381)
Return to Accrual Status	(1,748)	—	(187)	(1,291)	(704)
Sales of Foreclosed Real Estate	(1,300)	(83)	(37)	(1,480)	(449)
Charge-offs/Write-downs	(93)	(133)	(275)	(517)	(113)
Total Reductions	(4,332)	(1,236)	(1,926)	(5,110)	(3,647)
Balance at End of Quarter	$29,545	$29,450	$28,777	$30,082	$33,307

[1] Comprised of other revolving credit, installment, and lease financing.

Bank of Hawaii Corporation and Subsidiaries
Reserve for Credit Losses					Table 12
	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(dollars in thousands)	2015	2015	2014	2015	2014
Balance at Beginning of Period	$111,893	$113,348	$119,725	$114,575	$121,521
Loans and Leases Charged-Off
Commercial
Commercial and Industrial	(160)	(255)	(229)	(650)	(1,797)
Lease Financing	—	—	—	—	(66)
Consumer
Residential Mortgage	—	(54)	(22)	(613)	(674)
Home Equity	(634)	(211)	(475)	(1,061)	(1,379)
Automobile	(1,476)	(1,237)	(957)	(4,141)	(2,585)
Other [1]	(2,123)	(1,739)	(1,978)	(5,512)	(5,195)
Total Loans and Leases Charged-Off	(4,393)	(3,496)	(3,661)	(11,977)	(11,696)
Recoveries on Loans and Leases Previously Charged-Off
Commercial
Commercial and Industrial	426	456	1,177	1,528	4,229
Commercial Mortgage	15	14	14	43	43
Construction	8	8	8	24	21
Lease Financing	55	8	3	131	6
Consumer
Residential Mortgage	282	96	299	720	2,906
Home Equity	693	566	531	2,140	1,433
Automobile	508	396	322	1,398	1,110
Other [1]	438	497	496	1,343	1,720
Total Recoveries on Loans and Leases Previously Charged-Off	2,425	2,041	2,850	7,327	11,468
Net Loans and Leases Charged-Off	(1,968)	(1,455)	(811)	(4,650)	(228)
Provision for Credit Losses	—	—	(2,665)	—	(4,864)
Provision for Unfunded Commitments	185	—	—	185	(180)
Balance at End of Period [2]	$110,110	$111,893	$116,249	$110,110	$116,249

Components
Allowance for Loan and Lease Losses	$104,038	$106,006	$110,362	$104,038	$110,362
Reserve for Unfunded Commitments	6,072	5,887	5,887	6,072	5,887
Total Reserve for Credit Losses	$110,110	$111,893	$116,249	$110,110	$116,249

Average Loans and Leases Outstanding	$7,545,985	$7,300,506	$6,488,780	$7,301,656	$6,290,548

Ratio of Net Loans and Leases Charged-Off to
Average Loans and Leases Outstanding (annualized)	0.10%	0.08%	0.05%	0.09%	0.00%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.35%	1.43%	1.67%	1.35%	1.67%

[1] Comprised of other revolving credit, installment, and lease financing.
[2] Included in this analysis is activity related to the Company's reserve for unfunded commitments, which is separately recorded in other liabilities in the Consolidated Statements of Condition.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13a
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Three Months Ended September 30, 2015
Net Interest Income	$51,732	$37,133	$4,517	$4,509	$97,891
Provision for Credit Losses	2,209	(226)	(20)	(1,963)	—
Net Interest Income After Provision for Credit Losses	49,523	37,359	4,537	6,472	97,891
Noninterest Income	21,206	4,777	14,363	2,875	43,221
Noninterest Expense	(49,963)	(25,482)	(14,031)	(2,412)	(91,888)
Income Before Provision for Income Taxes	20,766	16,654	4,869	6,935	49,224
Provision for Income Taxes	(7,352)	(5,586)	(1,802)	(208)	(14,948)
Net Income	$13,414	$11,068	$3,067	$6,727	$34,276
Total Assets as of September 30, 2015	$4,578,333	$3,102,549	$232,641	$7,250,600	$15,164,123

Three Months Ended September 30, 2014 [1]
Net Interest Income	$45,432	$31,780	$3,864	$14,303	$95,379
Provision for Credit Losses	1,853	(834)	(9)	(3,675)	(2,665)
Net Interest Income After Provision for Credit Losses	43,579	32,614	3,873	17,978	98,044
Noninterest Income	20,132	5,818	14,467	4,533	44,950
Noninterest Expense	(48,569)	(16,410)	(13,616)	(2,435)	(81,030)
Income Before Provision for Income Taxes	15,142	22,022	4,724	20,076	61,964
Provision for Income Taxes	(5,498)	(7,599)	(1,751)	(5,347)	(20,195)
Net Income	$9,644	$14,423	$2,973	$14,729	$41,769
Total Assets as of September 30, 2014 [1]	$3,896,841	$2,680,761	$192,739	$7,739,825	$14,510,166

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Business Segments Selected Financial Information					Table 13b
	Retail	Commercial	Investment	Treasury	Consolidated
(dollars in thousands)	Banking	Banking	Services	and Other	Total
Nine Months Ended September 30, 2015
Net Interest Income	$150,631	$107,292	$13,153	$21,367	$292,443
Provision for Credit Losses	5,660	(956)	(36)	(4,668)	—
Net Interest Income After Provision for Credit Losses	144,971	108,248	13,189	26,035	292,443
Noninterest Income	61,123	16,125	44,770	19,435	141,453
Noninterest Expense	(149,461)	(59,786)	(43,193)	(9,937)	(262,377)
Income Before Provision for Income Taxes	56,633	64,587	14,766	35,533	171,519
Provision for Income Taxes	(20,097)	(22,449)	(5,463)	(5,638)	(53,647)
Net Income	$36,536	$42,138	$9,303	$29,895	$117,872
Total Assets as of September 30, 2015	$4,578,333	$3,102,549	$232,641	$7,250,600	$15,164,123

Nine Months Ended September 30, 2014 [1]
Net Interest Income	$130,971	$86,934	$11,098	$54,021	$283,024
Provision for Credit Losses	2,895	(2,164)	(303)	(5,292)	(4,864)
Net Interest Income After Provision for Credit Losses	128,076	89,098	11,401	59,313	287,888
Noninterest Income	59,473	17,617	43,228	13,881	134,199
Noninterest Expense	(146,581)	(49,834)	(41,379)	(7,865)	(245,659)
Income Before Provision for Income Taxes	40,968	56,881	13,250	65,329	176,428
Provision for Income Taxes	(15,248)	(19,343)	(4,912)	(15,074)	(54,577)
Net Income	$25,720	$37,538	$8,338	$50,255	$121,851
Total Assets as of September 30, 2014 [1]	$3,896,841	$2,680,761	$192,739	$7,739,825	$14,510,166

[1] Certain prior period information has been reclassified to conform to current presentation.

Bank of Hawaii Corporation and Subsidiaries
Selected Quarterly Financial Data					Table 14
	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands, except per share amounts)	2015	2015	2015	2014	2014
Quarterly Operating Results
Interest Income
Interest and Fees on Loans and Leases	$75,874	$73,565	$70,961	$69,974	$68,089
Income on Investment Securities
Available-for-Sale	10,192	10,273	10,198	10,732	10,286
Held-to-Maturity	20,689	22,832	24,407	24,966	26,067
Deposits	2	2	3	2	3
Funds Sold	291	268	259	192	176
Other	312	310	302	303	302
Total Interest Income	107,360	107,250	106,130	106,169	104,923
Interest Expense
Deposits	2,410	2,405	2,368	2,392	2,391
Securities Sold Under Agreements to Repurchase	6,307	6,440	6,371	6,520	6,523
Funds Purchased	3	3	3	3	3
Other Debt	749	620	618	622	627
Total Interest Expense	9,469	9,468	9,360	9,537	9,544
Net Interest Income	97,891	97,782	96,770	96,632	95,379
Provision for Credit Losses	—	—	—	—	(2,665)
Net Interest Income After Provision for Credit Losses	97,891	97,782	96,770	96,632	98,044
Noninterest Income
Trust and Asset Management	11,907	12,355	12,180	12,225	11,716
Mortgage Banking	3,291	3,469	1,693	2,116	1,646
Service Charges on Deposit Accounts	8,669	8,203	8,537	9,058	9,095
Fees, Exchange, and Other Service Charges	13,340	13,352	12,897	13,702	13,390
Investment Securities Gains, Net	24	86	10,231	1,966	1,858
Annuity and Insurance	1,721	1,885	2,044	1,664	2,348
Bank-Owned Life Insurance	1,609	2,088	1,734	1,874	1,644
Other	2,660	4,487	2,991	3,213	3,253
Total Noninterest Income	43,221	45,925	52,307	45,818	44,950
Noninterest Expense
Salaries and Benefits	46,576	47,610	49,780	45,520	45,530
Net Occupancy	7,403	8,605	9,333	9,291	9,334
Net Equipment	4,804	4,826	5,288	4,734	4,473
Data Processing	3,920	3,673	3,773	3,823	3,665
Professional Fees	2,258	2,265	2,334	3,086	1,835
FDIC Insurance	2,139	2,068	2,140	2,055	1,750
Other	24,788	14,527	14,267	12,731	14,443
Total Noninterest Expense	91,888	83,574	86,915	81,240	81,030
Income Before Provision for Income Taxes	49,224	60,133	62,162	61,210	61,964
Provision for Income Taxes	14,948	18,979	19,720	20,019	20,195
Net Income	$34,276	$41,154	$42,442	$41,191	$41,769

Basic Earnings Per Share	$0.79	$0.95	$0.98	$0.95	$0.95
Diluted Earnings Per Share	$0.79	$0.95	$0.97	$0.94	$0.95

Balance Sheet Totals
Loans and Leases	$7,689,772	$7,428,438	$7,178,628	$6,897,589	$6,606,350
Total Assets	15,164,123	15,248,043	15,139,179	14,787,208	14,510,166
Total Deposits	12,936,962	13,090,695	12,979,616	12,633,089	12,361,441
Total Shareholders' Equity	1,098,354	1,082,939	1,075,251	1,055,086	1,057,413

Performance Ratios
Return on Average Assets	0.89%	1.10%	1.15%	1.12%	1.15%
Return on Average Shareholders' Equity	12.45	15.33	16.18	15.39	15.57
Efficiency Ratio [1]	65.12	58.16	58.30	57.03	57.74
Net Interest Margin [2]	2.77	2.81	2.81	2.84	2.85

[1] Efficiency ratio is defined as noninterest expense divided by total revenue (net interest income and noninterest income).
[2] Net interest margin is defined as net interest income, on a taxable-equivalent basis, as a percentage of average earning assets.

Bank of Hawaii Corporation and Subsidiaries
Hawaii Economic Trends						Table 15
	Eight Months Ended		Year Ended
($ in millions; jobs in thousands)	August 31, 2015		December 31, 2014		December 31, 2013
Hawaii Economic Trends
State General Fund Revenues [1]	$3,965.0	9.5%	$5,535.7	1.6%	$5,450.6	3.7%
General Excise and Use Tax Revenue [1]	$2,113.8	5.6%	$2,979.8	2.5%	$2,907.6	2.2%
Jobs [2]	649.3		643.7		629.9

				September 30,	December 31,
(spot rates)				2015	2014	2013
Unemployment [3]
Statewide, seasonally adjusted				3.4%	4.0%	4.7%

Oahu				3.4	3.5	3.8
Island of Hawaii				4.3	4.7	5.9
Maui				3.8	3.8	4.7
Kauai				4.2	4.3	5.2

			September 30,	December 31,
(percentage change, except months of inventory)			2015	2014	2013	2012
Housing Trends (Single Family Oahu) [4]
Median Home Price			4.0%	3.8%	4.8%	7.8%
Home Sales Volume (units)			4.9%	(0.8)%	4.6%	6.5%
Months of Inventory			3.2	2.6	2.7	2.5

			Monthly Visitor Arrivals,		Percentage Change
(in thousands)			Not Seasonally Adjusted		from Previous Year
Tourism [5]
August 31, 2015				755.9		2.9
July 31, 2015				816.3		5.6
June 30, 2015				767.9		6.0
May 31, 2015				709.7		9.3
April 30, 2015				677.8		2.3
March 31, 2015				780.1		7.0
February 28, 2015				661.7		2.3
January 31, 2015				678.9		(0.6)
December 31, 2014				765.3		6.2
November 30, 2014				637.7		2.2
October 31, 2014				659.8		3.0
September 30, 2014				622.2		4.1
August 31, 2014				734.7		(1.9)
July 31, 2014				772.8		2.0
June 30, 2014				724.5		1.1
May 31, 2014				649.1		1.8
April 30, 2014				662.6		(0.7)
March 31, 2014				728.8		(5.2)
February 28, 2014				646.8		(4.3)
January 31, 2014				682.6		0.1
December 31, 2013				720.8		(1.8)
November 30, 2013				624.1		(4.2)
October 31, 2013				640.3		(0.1)
September 30, 2013				597.7		0.5
August 31, 2013				748.8		2.5
July 31, 2013				758.0		4.6
June 30, 2013				716.6		5.5
May 31, 2013				637.5		2.4
April 30, 2013				667.0		3.1
March 31, 2013				769.1		7.6
February 28, 2013				675.5		7.8
January 31, 2013				681.9		5.9

[1] Source: Hawaii Department of Business, Economic Development & Tourism
[2] Source: U. S. Bureau of Labor
[3] Source: Hawaii Department of Labor and Industrial Relations, County jobs data not seasonally adjusted.
[4] Source: Honolulu Board of REALTORS
[5] Source: Hawaii Tourism Authority
Note: Certain prior period seasonally adjusted information has been revised.